EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Wade Mezey,Chief Executive Officer of Mezey Howarth Racing Stables, Inc. (the "Company"), do hereby certify to the best of my knowledge and belief that:

(1) The Company’s 10-Q  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 21, 2008

By: /s/ Wade Mezey
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J. Wade Mezey, CEO